Filed Pursuant to Rule 424(b)(5)

 Registration No. 333-237810

The information in this preliminary prospectus supplement is not complete and may be changed.  The registration statement filed with the Securities and Exchange Commission relating to these securities is effective.  This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion dated September 9, 2020

PROSPECTUS SUPPLEMENT

(To prospectus dated May 4, 2020)

8,500,000
Common Shares

We are offering 8,500,000 common shares.

Our common shares are listed on the Toronto Stock Exchange, or the TSX, and on the Nasdaq Capital Market, or the Nasdaq, under the symbol "TRIL".  On September 9, 2020, the closing price of the common shares on the TSX was C$17.93 per common share, and the closing price of the common shares on the Nasdaq was US$13.59 per common share.

We have applied to list the common shares issuable under the offering on Nasdaq and the TSX.  Listing on Nasdaq and the TSX is subject to us fulfilling all of the requirements of Nasdaq and the TSX, respectively.  We have provided notice of the offering to the TSX and we are relying on the exemption included in section 602.1 of the TSX Company Manual.

An investment in our securities involves a high degree of risk.  Please read "Risk Factors" on page S-8 of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

No sales of our common shares under this prospectus supplement will be made in Canada, to anyone known by the underwriters to be a resident of Canada or over or through the facilities of the TSX or any other exchange or market in Canada.

		Per Share		Total
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses, to Trillium	$		$

(1)	See "Underwriting" beginning on page S-11 for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,275,000 common shares at the public offering price, less the underwriting discounts and commissions.  See "Underwriting" for more information.

The underwriters expect to deliver the common shares to investors on or about  , 2020.

Joint Book-Running Managers

Cowen	Evercore ISI

, 2020

-i-

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts.  The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference.  The second part, the accompanying prospectus, gives more general information and disclosure.  When we refer only to the "prospectus," we are referring to both parts combined.

If there is any inconsistency between information in or incorporated by reference into the accompanying prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement.  This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing.  You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading "Where You Can Find More Information" before investing in our common shares.

This prospectus supplement is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a "shelf" registration process.  Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of US$250.0 million, of which this offering is a part.

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein or therein or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you.  We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted.  We are not offering to sell, or seeking offers to buy, common shares in Canada, to anyone known by the underwriters to be a resident of Canada or over or through the facilities of the TSX or any other exchange or market in Canada.  The distribution of this prospectus and the offering of common shares in certain jurisdictions may be restricted by law.  You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein were obtained from market research, publicly available information and industry publications.  We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed.  We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

Unless otherwise indicated in this prospectus supplement and the accompanying prospectus all dollar amounts and references to "$" or "US$" are to U.S. dollars and references to "C$" are to Canadian dollars.  This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience.  On September 8, 2020, the Bank of Canada daily average rate of exchange was US$1.00 = C$1.32.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to "we," "us," "our" or similar terms, as well as references to "Trillium" or the "Company," refer to Trillium Therapeutics Inc., either alone or together with our subsidiary.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include references to trade names and trade-marks of other companies, which trade names and trade-marks are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain certain statements that are "forward-looking statements" or "forward-looking information" (collectively, "forward-looking statements") within the meaning of the U.S. Private Securities Litigation Reform Act and applicable Canadian securities laws, respectively.  All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate", "believe", "expect", "estimate", "may", "will", "could", "leading", "intend", "contemplate", "shall" and similar expressions are generally intended to identify forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements.  Examples of such forward-looking statements include, but are not limited to:

  our expected future loss and accumulated deficit levels;
  our projected financial position and estimated cash burn rate;
  our requirements for, and the ability to obtain, future funding on favorable terms or at all;
  our projections for the SIRPαFc development plans and progress of each of our products and technologies, particularly with respect to the timely and successful completion of studies and trials and availability of results from such studies and trials;
  our plans to focus our intravenous TTI-621 & TTI-622 programs on large hematologic malignancy indications, specifically acute myeloid lymphoma & myelodysplastic syndromes, or AML/MDS, peripheral T-cell lymphoma, or PTCL, diffuse large B-cell lymphoma, or DLBCL, and multiple myeloma, as well as on solid tumors;
  our expectations about our products' safety and efficacy;
  our expectations regarding our ability to arrange for and scale up the manufacturing of our products and technologies;
  our expectations regarding the progress, and the successful and timely completion, of the various stages of the regulatory approval process;
  our expectations about the timing of achieving milestones and the cost of our development programs;
  our observations and expectations regarding the relative low binding of SIRPαFc to red blood cells, or RBCs, compared to anti-CD47 monoclonal antibodies and proprietary CD47-blocking agents and the potential benefits to patients;
  our ability to intensify the dose of TTI-621 with the goal of achieving increased blockade of CD47;
  our expectation that we will be able to increase dosing to levels of TTI-622 in patients sufficient to achieve sustained CD47 blockade;
  our expectation that TTI-622 is likely to be more effective in combination with agents that provide additional "eat" signals to macrophages or other forms of immune activation;
  our plans to market, sell and distribute our products and technologies;
  our expectations regarding the acceptance of our products and technologies by the market;
  our ability to retain and access appropriate staff, management and expert advisers;
  our ability to secure strategic partnerships with larger pharmaceutical and biotechnology companies;
  our expectations with respect to existing and future corporate alliances and licensing transactions with third parties, and the receipt and timing of any payments to be made by us or to us in respect of such arrangements; and
  our strategy with respect to the protection of our intellectual property.

All forward-looking statements reflect our beliefs and assumptions based on information available at the time the assumption was made.  These forward-looking statements are not based on historical facts but rather on management's expectations regarding future activities, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities.

By its nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur.  In evaluating forward-looking statements, readers should specifically consider various factors, including the risks outlined under the heading "Risk Factors" in this prospectus supplement and in the documents incorporated by reference herein.  Some of these risks and assumptions include, among others:

  substantial fluctuation of losses from quarter to quarter and year to year due to numerous external risk factors, and anticipation that we will continue to incur significant losses in the future;
  uncertainty as to our ability to raise additional funding to support operations;
  uncertainty as to the duration and impact of the current COVID-19 pandemic, including its impact on patient enrollment and participation in our clinical trials;
  our ability to generate product revenue to maintain our operations without additional funding;
  the risks associated with the development of our product candidates which are at early stages of development;
  the risk that positive results from preclinical and early clinical research are not predictive of the results of later-stage clinical trials;
  reliance on third parties to plan, conduct and monitor our preclinical studies and clinical trials;
  our product candidates may fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or may not otherwise produce positive results;
  risks related to filing Investigational New Drug applications, or INDs, to commence clinical trials and to continue clinical trials if approved;
  the risks of delays and inability to complete clinical trials due to difficulties enrolling patients;
  the risk that we may not achieve our publicly announced milestones according to schedule, or at all;
  the risk of being required to repurchase the outstanding warrants in the event of a "Fundamental Transaction", and possibility of price protection reset of the exercise price of the warrants at prices below the exercise price;
  competition from other biotechnology and pharmaceutical companies;
  our reliance on the capabilities and experience of our key executives and scientists and the resulting loss of any of these individuals;
  our ability to fully realize the benefits of acquisitions;
  our ability to adequately protect our intellectual property and trade secrets;
  our ability to source and maintain licenses from third-party owners;
  the risk of patent-related litigation;
  risks relating to our loss of foreign private issuer status and the resultant transition to the status of U.S. domestic issuer upon the expiration of the grace period;
  risks relating to the different disclosure obligations as a U.S. domestic issuer, versus those as a foreign private issuer, which will be required upon the expiry of the grace period;
  risks associated with the anticipated loss of our emerging growth company status; and
  our expectations regarding our status as a passive foreign investment company, or PFIC.

Although the forward-looking statements contained in this prospectus supplement are based upon what our management believes to be reasonable assumptions, we cannot assure readers that actual results will be consistent with these forward-looking statements.

Any forward-looking statements represent our estimates only as of the date of this prospectus supplement and should not be relied upon as representing our estimates as of any subsequent date.  We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

You should read carefully the risk factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key aspects of this offering and certain information contained elsewhere in this prospectus supplement and the documents incorporated by reference.  This summary is not complete and does not contain all of the information that may be important to you or that you should consider before investing in our common shares.  You should read carefully the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common shares.  You should pay special attention to the risks and uncertainties identified under the captions "Risk Factors," "Cautionary Note Regarding Forward-Looking Statements" and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 40-F and our Reports on Form 6-K, when determining whether an investment in our common shares is appropriate for you.

Our Company

We are a clinical stage immuno-oncology company developing innovative therapies for the treatment of cancer.  We have two SIRPαFc fusion proteins, TTI-621 and TTI-622, in clinical development.  Both consist of the extracellular CD47-binding domain of human signal regulatory protein alpha, or SIRPα, linked to an Fc region of a human immunoglobulin (IgG).  They are designed to activate the anti-tumor activity of macrophages by blocking the inhibitory ("don't eat me") signal from CD47 and simultaneously delivering a pro-phagocytic ("eat") signal through the Fc region.  The two molecules differ in the identity of the Fc region; TTI-621 delivers a strong pro-phagocytic signal through its IgG1 Fc, whereas TTI-622 delivers a more modest pro-phagocytic signal through its IgG4 Fc region.  TTI-621 has shown single agent activity by both local and/or systemic delivery in multiple B- and T-cell lymphoma indications and has been well tolerated in over 200 patients to date.  TTI-622 has shown monotherapy activity across multiple lymphoma indications and has been well tolerated in 26 patients to date.  Both TTI-621 and TTI-622 are currently in phase 1 dose escalation studies.

Recent Developments

On September 8, 2020, we issued a press release announcing updated data from our ongoing TTI-621 and TTI-622 dose escalation studies.

On September 8, 2020, we agreed to sell 2,297,794 common shares to Pfizer, Inc. pursuant to a Securities Purchase Agreement executed with Pfizer, Inc.  We estimate that the net proceeds from the sale of common shares to Pfizer, Inc. will be approximately US$24.9 million after deducting the estimated offering expenses payable by us.

Company Information

We were incorporated under the Business Corporations Act (Alberta) on March 31, 2004 as Neurogenesis Biotech Corp. On October 19, 2004, we amended our articles of incorporation to change our name to Stem Cell Therapeutics Corp., or SCT, and on November 7, 2013 SCT was continued under the Business Corporations Act (Ontario).  Articles of amalgamation were filed on June 1, 2014 to amalgamate SCT with its wholly-owned subsidiary, Trillium Therapeutics Inc., and the amalgamated entity continued to operate under the name Trillium Therapeutics Inc. On December 18, 2019, we were continued under the laws of the Province of British Columbia.  We are now governed under the Business Corporations Act (British Columba), or the BCBCA.  Additionally, on December 18, 2019, we adopted new articles which are substantially similar to our previous by-laws but for changes that were required to be made in accordance with the BCBCA.

We are a company domiciled in Ontario, Canada.  Our head office is located at 2488 Dunwin Drive, Mississauga, Ontario, Canada, L5L 1J9.  Our registered office is located at Suite 1750-1055 W. Georgia Street, P.O. Box 11125, Vancouver, British Columbia, V6E 3P3.  We have one wholly-owned subsidiary, Trillium Therapeutics USA Inc., which was incorporated March 26, 2015 in the State of Delaware, with an office in Cambridge, Massachusetts.  Our website address is www.trilliumtherapeutics.com.  Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement.  We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete.  It does not contain all the information that is important to you.  You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Issuer	Trillium Therapeutics Inc.

Common shares offered by us	common shares

Price per share	US$

Underwriters' option to purchase additional shares

We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional                  common shares at the public offering price less the underwriting discounts and commissions.

Common shares to be outstanding following the offering	common shares (or shares if the underwriters exercise their option to purchase additional shares in full).

Settlement cycle

We expect to deliver the securities offered hereby against payment on or about the third business day following the date of this prospectus supplement.  Under Rule 15c6-1 of the US Securities Exchange Act of 1934, as amended (the "Exchange Act") trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade securities offered hereby on the date of this prospectus supplement will be required, by virtue of the fact that the securities initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.  Purchasers of securities offered hereby who wish to trade such securities on the date of this prospectus supplement should consult their own advisor.

Use of proceeds

We intend to use the net proceeds from the sale of our common shares pursuant to this offering, together with our existing cash and cash equivalents, for our ongoing and planned clinical trials for our CD47 program, including drug supply, and for working capital and general corporate purposes.  See "Use of Proceeds" on page S-9.

Risk factors

Investing in our common shares involves risks.  See "Risk Factors" beginning on page S-8 of this prospectus supplement, as well as those risks and uncertainties identified in this prospectus, the accompanying prospectus and the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 40-F and our Reports on Form 6-K.

Nasdaq symbol	TRIL

TSX symbol	TRIL

Income tax considerations

The common shares will be subject to special and complex tax rules for U.S. taxpayers.  Holders are urged to consult their own tax advisors with respect to the U.S. and Canadian federal, state, provincial, territorial, local and foreign tax consequences of purchasing, owning and disposing of the common shares.  See "Certain U.S. Federal Income Tax Considerations" and "Certain Canadian Federal Income Tax Considerations" on pages S-16 and S-25 of this prospectus supplement.

The number of our common shares to be outstanding immediately after this offering as shown above is based on 84,580,471 common shares outstanding as of June 30, 2020 and excludes as of June 30, 2020:

• 8,000,000 shares issuable upon conversion of outstanding first preferred shares;

• 7,423,184 shares issuable upon exercise of outstanding warrants;

• 3,073,295 shares issuable upon redemption of outstanding deferred share units; and

• 4,941,914 shares issuable upon exercise of outstanding options.

In addition, the number of our common shares to be outstanding immediately after this offering as shown above does not include 2,297,794 common shares to be sold to Pfizer, Inc. pursuant to a Securities Purchase Agreement executed on September 8, 2020.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to                  additional common shares in this offering.

No sales of our common shares under this prospectus supplement will be made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of the TSX or any other exchange or market in Canada.

RISK FACTORS

Investing in our common shares is speculative and involves a high degree of risk.  The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to us, or our business, property or financial results, each of which could cause purchasers of our common shares to lose part or all of their investment.  In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, prospective investors should carefully consider the factors set out under "Risk Factors" in the accompanying prospectus and our Annual Report on Form 40-F for the year ended December 31, 2019, our Reports on Form 6-K and the factors set out below in evaluating Trillium and its business before making an investment in our common shares.

Risks Relating to the Offering

Trillium's management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return.  They may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree.  Accordingly, investors will need to rely on our management team's judgment with respect to the use of these proceeds.  We intend to use the proceeds from this offering in the manner described under "Use of Proceeds." However, the failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering.  Accordingly, we will have broad discretion in using these proceeds.  Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

You may experience immediate dilution in the book value per share of the common shares you purchase.

Given that the price per share of our common shares being offered is expected to be higher than the book value per share of our common shares, you may suffer substantial dilution in the net tangible book value of the common shares you purchase in this offering.  See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately US$ million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us (or US$              million if the underwriters' option to purchase additional shares is exercised in full).

We intend to use the net proceeds from the sale of our common shares pursuant to this offering, together with our existing cash and cash equivalents, for our ongoing and planned clinical trials for our CD47 program, including drug supply, and for working capital and general corporate purposes.

Our management will have broad discretion in the application of the net proceeds from this offering, and the amounts and timing of our actual expenditures will depend on numerous factors, including those listed under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein.  We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above.  While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

DILUTION

If you invest in our common shares, your interest will be diluted to the extent the price per share you pay in this offering exceeds the net tangible book value per share of our common shares immediately after you purchase shares in this offering.  As of June 30, 2020, our net tangible book value was approximately US$68,737,000, or approximately US$0.81 per share, based on 84,580,471 common shares outstanding as of June 30, 2020. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of our common shares outstanding as of June 30, 2020.

After giving effect to the sale of  common shares at an offering price of US$ per common share, and after deducting estimated offering expenses and commissions payable by us, our net tangible book value as of June 30, 2020 would have been US$                            million, or US$                            per share.  This would represent an immediate increase in net tangible book value of US$                            per share to our existing shareholders and an immediate dilution in net tangible book value of US$                            per share to new investors in this offering.

The following table illustrates this calculation on a per common share basis:

Public offering price per share	US$
Net tangible book value per share at June 30, 2020	US$ 0.81
Increase in net tangible book value per share attributable to the offering	US$
As adjusted net tangible book value per share after giving effect to the offering	US$
Dilution in net tangible book value per share to new investors in this offering	US$

If the underwriters exercise their option to purchase                  common shares in full, the as adjusted net tangible book value after this offering would be approximately US$                per share, representing an increase in net tangible book value of approximately US$                per share to existing shareholders and immediate dilution in net tangible book value of approximately US$                per share to investors purchasing our common shares in this offering at the public offering price.

The number of common shares shown as outstanding in the table above is based on 84,580,471 common shares outstanding as of June 30, 2020 and excludes as of June 30, 2020:

  8,000,000 shares issuable upon conversion of outstanding first preferred shares;

  7,423,184 shares issuable upon exercise of outstanding warrants;

  3,073,295 shares issuable upon redemption of outstanding deferred share units; and

  4,941,914 shares issuable upon exercise of outstanding options.

In addition, the number of our common shares shown as outstanding in the table above does not include 2,297,794 common shares to be sold to Pfizer, Inc. pursuant to a Securities Purchase Agreement executed on September 8, 2020.

To the extent that outstanding first preferred shares, warrants or options are converted or exercised or other shares are issued, investors purchasing our common shares in this offering may experience further dilution.  In addition, we may choose to issue additional common shares, or securities convertible into or exchangeable for common shares, in the future.  The issuance of these securities could result in further dilution for investors purchasing our common shares in this offering.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement dated September      , 2020 with respect to the common shares being offered.  Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of common shares set forth opposite its name below.  Cowen and Company, LLC and Evercore Group L.L.C. are the representatives of the underwriters.

Name	Number of Common Shares
Cowen and Company, LLC
Evercore Group L.L.C.
Total

The underwriters are committed to purchase all the common shares offered by us if they purchase any securities.  The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.  The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the common shares offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions.  The underwriters may terminate their obligations under the underwriting agreement by notice given by the representatives to us, if, after the execution and delivery of the underwriting agreement and prior to the closing time (i) there has been, in the judgment of the representatives, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of us and our subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States, Canada or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any other change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the representatives, impracticable or inadvisable to proceed with the completion of this offering or to enforce contracts for the sale of the securities offered hereby, (iii) trading in any of our securities has been suspended or materially limited by the SEC, Nasdaq, the Ontario Securities Commission or any other applicable Canadian provincial securities regulator or the TSX (other than temporary trading halts), (iv) trading generally on the NYSE American or the New York Stock Exchange, or in the Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market or on the TSX has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the SEC, the Financial Industry Regulatory Authority (FINRA) or any other governmental entity, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, Canada or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either US federal, Canadian or New York authorities.

The underwriters propose to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of US$              per common share.  After the public offering of the common shares, the offering price and other selling terms may be changed by the underwriters.  Any reduction in the offering price will not affect the proceeds received by us.  Subject to the restrictions discussed herein, sales of common shares made outside of the United States may be made by affiliates of the underwriters.

We have granted the underwriters an option, exercisable in whole or in part, at any time and from time to time, in the sole discretion of the underwriters, for a period of 30 days from the date of this prospectus supplement, to purchase up to              common shares at the offering price, less the underwriters' fee.

The underwriting fee is equal to the public offering price per share less the amount paid by the underwriters to us per common share.  The underwriting fee is US$              per common share.  The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the option to purchase additional shares.

		No Exercise		Full Exercise
Per Share	US$		US$

Total	US$		US$

We estimate that the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately US$              .

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade securities offered hereby on the date of this prospectus supplement will be required, by virtue of the fact that the securities initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.  Purchasers of securities offered hereby who wish to trade such securities on the date of this prospectus supplement should consult their own advisor.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC, a registration statement under the US Securities Act relating to, any of our common shares, or securities convertible into or exchangeable or exercisable for any of our common shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of common shares or such other securities, in cash or otherwise), in each case without the prior written consent of the representatives for a period of 90 days after the date of this prospectus supplement, other than our common shares to be issued hereunder pursuant to the sale of common shares or any of our common shares issued upon the exercise of options granted under our existing share-based compensation plans.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of the representatives, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of our common shares or any securities convertible into, or exercisable or exchangeable for, our common shares (including, without limitation, common shares, preferred shares or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of an option or warrant) or publicly disclose the intention to make any offer, sale, pledge or disposition or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares, preferred shares or such other securities, in cash or otherwise, or (3) engage in any short selling of any common shares, subject to limited exceptions which include:

  transfers of securities as a bona fide gift or gifts;
  transfers of securities to any trust for the direct or indirect benefit of the holder or the immediate family of the holder;
  a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly owned subsidiary of such corporation;
  to the holder's affiliates or to any investment fund or other entity controlled or managed by the holder;
  pursuant to a qualified domestic relations order or in connection with a divorce settlement;
  by will or intestate succession upon the death of the undersigned; or
  to us in satisfaction of any tax withholding obligation.

In addition, the lock-up agreements do not limit (i) the transfer of the holder's securities in connection with the termination of the holder's services to us, provided that no filing under the Exchange Act is required or other public announcement is required or made, (ii) the exercise or exchange by the holder of any option or warrant to acquire any common shares, preferred shares or options to purchase common shares or preferred shares, pursuant to any stock option, stock bonus or other stock plan or arrangement, provided that the underlying securities continue to be subject to the transfer restrictions, (iii) the transfer of securities upon the completion of a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of our securities involving a change in control, provided that if such transaction is not completed, the holder's securities remain subject to the transfer restrictions, (iv) the conversion of outstanding preferred shares into common shares, provided that any such common shares received upon such conversion shall be subject to the transfer restrictions and (v) the establishment of certain 10b5-1 trading plans under the Exchange Act or automatic disposition plans in accordance with applicable securities laws in Ontario.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the US Securities Act.

Our common shares are listed on the Nasdaq and on the TSX under the symbol "TRIL".  We have applied to list the common shares issuable under this offering on the Nasdaq and the TSX.  Listing on the Nasdaq and the TSX is subject to our fulfilling all of the requirements of the Nasdaq and the TSX, respectively.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling common shares in the open market for the purpose of preventing or hindering a decline in the market price of the common shares while this offering is in progress.  These stabilizing transactions may include purchasing common shares on the open market to cover positions created by short sales.

The underwriters have advised us that, pursuant to Regulation M of the US Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common shares, including the imposition of penalty bids.  This means that if the representatives of the underwriters purchase common shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market.  If the underwriters commence these activities, they may discontinue them at any time.  The underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common shares on the Nasdaq prior to the pricing and completion of this offering.  Passive market making consists of displaying bids on the Nasdaq no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow.  Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker's average daily trading volume in the common shares during a specified period and must be discontinued when such limit is reached.  Passive market making may cause the price of our common shares to be higher than the price that otherwise would exist in the open market in the absence of these transactions.  If passive market making is commenced, it may be discontinued at any time.

Certain of the underwriters and their affiliates have provided and may provide in the future various investment banking and other financial services for us for which services they have received and may in the future receive, customary fees.

Selling Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required.  The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.  Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement.  This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The common shares described in this prospectus supplement are not being offered, sold or delivered, directly or indirectly, to any person in Canada or over the TSX.  Each underwriter has agreed that it will not, directly or indirectly, offer, sell or deliver any common shares purchased by it to any person in Canada or over the TSX, and that it will include a comparable provision in any selling group member agreement that it may enter into.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or the "Order" or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2) of the Order (all such persons together being referred to as "relevant persons").  The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons.  Any person who is not a relevant person should not act or rely on this document or any of its contents.  Any offer will only be made in the UK directed at persons who are "qualified investors" (as defined in the Prospectus Regulation).

European Economic Area

In relation to each Member State of the European Economic Area (each, a "Member State"), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

A. to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

C. in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a "qualified investor" within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an "offer to the public" in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 or the "Israeli Securities Law", and has not been filed with or approved by the Israel Securities Authority.  In the State of Israel, this prospectus is being distributed only to, and is directed only at, and any offer of common shares and is directed only (i) at a limited number of persons (35 investors or fewer during any given 12 month period) in accordance with Section 15A(a)(1) of the Israeli Securities Law and/or (ii) to investors listed in the first schedule to the Israeli Securities Law or the "Schedule", consisting primarily of joint investment in trust funds, provident funds, insurance companies, banking corporations, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and high net worth individuals, each as described in the Schedule (as it may be amended from time to time), collectively referred to as "qualified investors" (in each case purchasing for their own account or, where permitted under the Schedule, for the accounts of their clients who are investors listed in the Schedule).  Qualified investors will be required to submit written confirmation that they fall within the scope of the Schedule, and that they are aware of the consequences of such designation and agree thereto.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material US federal income tax considerations applicable to a US Holder, as defined below, arising from and relating to the acquisition, ownership, and disposition of our common shares acquired in the offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential US federal income tax considerations that may apply to a US Holder arising from and relating to the acquisition, ownership, and disposition of our common shares.  In addition, this summary does not take into account the individual facts and circumstances of any particular US Holder that may affect the US federal income tax consequences to such US Holder, including, without limitation, specific tax consequences to a US Holder under an applicable income tax treaty.  Accordingly, this summary is not intended to be, and should not be construed as, legal or US federal income tax advice with respect to any US Holder.  This summary does not address the US federal alternative minimum, US federal estate and gift, US state and local, and non-US tax consequences to US Holders of the acquisition, ownership, and disposition of our common shares.  In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements.  Each prospective US Holder should consult its own tax advisors regarding the US federal, US federal alternative minimum, US federal estate and gift, US state and local, and non-US tax consequences relating to the acquisition, ownership and disposition of our common shares.

No ruling from the Internal Revenue Service, or the "IRS", has been requested, or will be obtained, regarding the US federal income tax consequences of the acquisition, ownership, and disposition of our common shares.  This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.  In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the US courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended, or the "Code", Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, or the "Treaty", and US court decisions that are applicable, and, in each case, as in effect and available, as of the date hereof.  Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively.  This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

US Holders

For purposes of this summary, the term "US Holder" means a beneficial owner of our common shares acquired in the offering that is for US federal income tax purposes:

  an individual who is a citizen or resident of the United States;

  a corporation (or other entity classified as a corporation for US federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

  an estate whose income is subject to US federal income taxation regardless of its source; or

  a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more US persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a US person.

US Holders Subject to Special US Federal Income Tax Rules Not Addressed

This summary does not address the US federal income tax considerations applicable to US Holders that are subject to special provisions under the Code, including, but not limited to, US Holders that:  (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the US dollar; (e) own our common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquire our common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold our common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares or (i) US expatriates or former long-term residents of the United States.  US Holders that are subject to special provisions under the Code, including, but not limited to, US Holders described immediately above, should consult their own tax advisors regarding the tax consequences relating to the acquisition, ownership and disposition of our common shares.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for US federal income tax purposes holds our common shares, the US federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants).  This summary does not address the tax consequences to any such partner (or owner or participants).  Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as "pass-through" entities for US federal income tax purposes should consult their own tax advisors regarding the US federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of our common shares.

General Rules Applicable to the Ownership and Disposition of Common Shares

The following discussion describes the general rules applicable to the ownership and disposition of our common shares but is subject in its entirety to the special rules described below under the heading "PFIC Rules."

Distributions on Common Shares

Subject to the discussion under "PFIC Rules," a US Holder that receives a distribution, including a constructive distribution, as described below, with respect to common shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated "earnings and profits," as computed for US federal income tax purposes.  To the extent that a distribution exceeds our current and accumulated "earnings and profits," such distribution will be treated first as a tax-free return of capital to the extent of a US Holder's tax basis in our common shares and thereafter as gain from the sale or exchange of such common shares.  (See "Sale or Other Taxable Disposition of Common Shares", below.) However, we may not maintain the calculations of our earnings and profits in accordance with US federal income tax principles, and each US Holder should assume that any distribution by us with respect to our common shares will constitute dividend income.  Any corporate US Holders should consult their tax advisor on the eligibility to receive the "dividends received deduction," including in connection with the rules applicable to PFICs, discussed below.  Subject to applicable limitations and provided we are eligible for the benefits of the Treaty, dividends paid by us to non-corporate US Holders, including individuals, generally will be eligible for the preferential tax rates applicable to dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year with respect to such US Holder.  A dividend generally will be taxed to a US Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year.  We believe that dividends received on our common shares by non-corporate US Holders are not expected to be eligible for the preferential "qualified dividend" income tax rate.  The dividend rules are complex, and each US Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Subject to the discussion under "PFIC Rules," upon the sale or other taxable disposition of our common shares, a US Holder generally will recognize capital gain or loss in an amount equal to the difference between the US dollar value of cash received plus the fair market value of any property received and such US Holder's tax basis in such common shares sold or otherwise disposed of.  A US Holder's tax basis in our common shares generally will be such holder's US dollar cost for such common shares (adjusted for gains or losses previously recognized in connection with the rules applicable to PFICs, to the extent applicable, discussed below).  Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, our common shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a US Holder that is an individual, estate, or trust.  There are currently no preferential tax rates for long-term capital gain of a US Holder that is a corporation.  Deductions for capital losses are subject to significant limitations under the Code.

PFIC Rules

PFIC Status

We believe we were classified as a PFIC during the tax years ended December 31, 2019 and 2018, and based on current business plans and financial expectations, we believe that we may be a PFIC for the current tax year and in future tax years.  If we are a PFIC for any year during a US Holder's holding period, then certain potentially adverse rules may affect the US federal income tax consequences to a US Holder as a result of the acquisition, ownership and disposition of our common shares.  The determination of whether any corporation is, was, or will be, a PFIC for a tax year depends, in part, on the application of complex US federal income tax rules, which are subject to differing interpretations.  In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date hereof.  Accordingly, there can be no assurance that the IRS will not challenge any determination made by us (or any subsidiary) concerning our PFIC status.  Each US Holder should consult its own tax advisors regarding our PFIC status and the PFIC status of our subsidiaries.

In any year in which we are classified as a PFIC, a US Holder of our common shares will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require.  In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax.  US Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, for a tax year, (a) 75% or more of our gross income is passive income, or the "income test", or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets, or the "asset test".  For purposes of the PFIC income test and asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

Under certain attribution rules, if we are a PFIC, US Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC, or a Subsidiary PFIC, and will generally be subject to US federal income tax on their proportionate share of (a) any "excess distributions," as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such US Holders directly held the shares of such Subsidiary PFIC.  In addition, US Holders may be subject to US federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of our common shares.  Accordingly, US Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of our common shares are made.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC for any tax year during which a US Holder owns our common shares, the US federal income tax consequences to such US Holder of the acquisition, ownership, and disposition of such shares will depend on whether and when such US Holder makes an election to treat us and each Subsidiary PFIC, if any, as a QEF Election under Section 1295 of the Code, or makes a Mark-to-Market Election with respect to our common shares under Section 1296 of the Code.  A US Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a "Non-Electing US Holder."

A Non-Electing US Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of our common shares and (b) any "excess distribution" received on our common shares.  A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a US Holder's holding period for our common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of our common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any "excess distribution" received on our common shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing US Holder's holding period for the common shares.  The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates).  The amounts allocated to any other tax year would be subject to US federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year.  A Non-Electing US Holder that is not a corporation must generally treat any such interest paid as "personal interest," which is generally not deductible.

If we are a PFIC for any tax year during which a Non-Electing US Holder holds our common shares, we will continue to be treated as a PFIC with respect to such Non-Electing US Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years.  A Non-Electing US Holder may be able to terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed herein), but not loss, as if such common shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A US Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares.  A US Holder that makes a timely and effective QEF Election with respect to its common shares will be subject to US federal income tax on such US Holder's pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such US Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such US Holder.  Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain.  The IRS has not issued rules regarding the allocation of net capital gain and ordinary earnings amounts to multiple classes of stock.  Accordingly, the proper manner for allocating such items between our common shares is not certain.  A US Holder that makes a QEF Election with respect to its common shares will be subject to US federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such US Holder by us.  However, for any tax year in which we are a PFIC and have no net income or gain, US Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election.  If a US Holder that made a QEF Election has an income inclusion, such a US Holder may, subject to certain limitations, elect to defer payment of current US federal income tax on such amounts, subject to an interest charge.  If such US Holder is not a corporation, any such interest paid will generally be treated as "personal interest," which is generally not deductible.

A US Holder that makes a timely and effective QEF Election with respect to us generally (a) would receive any distributions from us tax free to the extent that such distribution represents our "earnings and profits" that were previously included in income by the US Holder because of such QEF Election and (b) would adjust its tax basis in our common shares to reflect the amount included in income and/or received as a tax-free distribution because of such QEF Election.  In addition, a US Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of our common shares.

The procedure for making a QEF Election, and the US federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is "timely".  A QEF Election will be treated as timely if such QEF Election is made for the first year in the US Holder's holding period for our common shares in which we were a PFIC.  A US Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such US Holder files a US federal income tax return for such year.  If a US Holder does not make a timely and effective QEF Election for the first year in the US Holder's holding period for our common shares the US Holder may still be able to make a timely and effective QEF Election in a subsequent year if such US Holder meets certain requirements and makes a "purging" election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such common shares were sold for their fair market value on the day the QEF Election is effective.  If a US Holder makes a QEF Election but does not make a "purging" election to recognize gain, as discussed in the preceding sentence, then such US Holder shall continue to be subject to tax under the rules of Section 1291 discussed above.  If a US Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the US Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election.  If a US Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC.  Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the US Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

We:  (a) will use commercially reasonable efforts to make available to US Holders, upon their written request after the end of a tax year, information as to our status as a PFIC, and (b) for each year in which we are a PFIC, provide to a US Holder, upon written request, all information and documentation that a US Holder making a QEF Election with respect to us is required to obtain for US federal income tax purposes.  We may elect to provide such information on our website.  However, US Holders should be aware that we can provide no assurances that we will provide any such information relating to a Subsidiary PFIC.  Because we may own shares in one or more Subsidiary PFICs at any time, US Holders will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the US Holders do not obtain the required information.  Each US Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to us and any Subsidiary PFIC.

A US Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed US federal income tax return.  However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, US Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code, discussed above, that apply to Non-Electing US Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A US Holder may make a Mark-to-Market Election with respect to our common shares only if our common shares are marketable stock.  Our common shares generally will be "marketable stock" if our common shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks.  If such stock is traded on such a qualified exchange or other market, such stock generally will be "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.  Our common shares are currently traded on Nasdaq, a national securities exchange in the United States which is registered with the SEC.  We believe that our common shares were "regularly traded" in the first and second calendar quarters of 2020 and we expect that our common shares will be "regularly traded" in the third and fourth calendar quarters of 2020.  However, there can be no assurance that our common shares will be "regularly traded" in subsequent calendar quarters.  US Holders should consult their own tax advisors regarding the marketable stock rules.

A US Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares.  However, if a US Holder does not make a Mark-to-Market Election beginning in the first tax year of such US Holder's holding period for our common shares for which we are a PFIC or such US Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, our common shares.

A US Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of our common shares, as of the close of such tax year over (b) such US Holder's adjusted tax basis in such common shares.  A US Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such US Holder's adjusted tax basis in our common shares, over (b) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A US Holder that makes a Mark-to-Market Election generally also will adjust such US Holder's tax basis in our common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election.  In addition, upon a sale or other taxable disposition of our common shares, a US Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).  Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A US Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return.  A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless our common shares cease to be "marketable stock" or the IRS consents to revocation of such election.  Each US Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a US Holder may be eligible to make a Mark-to-Market Election with respect to our common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a US Holder is treated as owning, because such stock is not marketable.  Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC.

Other PFIC Rules

Certain additional adverse rules may apply with respect to a US Holder if we are a PFIC, regardless of whether such US Holder makes a QEF Election.  For example, under Section 1298(b)(6) of the Code, a US Holder that uses our common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such shares.

Special rules also apply to the amount of foreign tax credit that a US Holder may claim on a distribution from a PFIC.  Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit.  The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a US Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each US Holder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the US federal income tax consequences of the acquisition, ownership, and disposition of our common shares.

Additional Considerations

Additional Tax on Passive Income

Certain US Holders that are individuals, estates or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their "net investment income," which may include dividend income and net gains from the disposition of our common shares.  Further, excess distributions treated as dividends, gains treated as excess distributions, and Mark-to-Market inclusions and deductions may all be included in the calculation of net investment income.  US Holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of our common shares.

Receipt of Foreign Currency

The amount of any distribution paid to a US Holder in foreign currency, or on the sale, exchange or other taxable disposition of our common shares generally will be equal to the US dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into US dollars at that time).  A US Holder will have a basis in the foreign currency equal to its US dollar value on the date of receipt.  Any US Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be US source income or loss for foreign tax credit purposes.  Different rules apply to US Holders who use the accrual method.  Each US Holder should consult its own tax advisors regarding the US federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a US Holder generally may claim the amount of Canadian withholding tax withheld either as a deduction from gross income or as a credit against US federal income tax liability.  Generally, a credit will reduce a US Holder's US federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a US Holder's income that is subject to US federal income tax.  This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a US Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a US Holder's US federal income tax liability that such US Holder's "foreign source" taxable income bears to such US Holder's worldwide taxable income.  In applying this limitation, a US Holder's various items of income and deduction must be classified, under complex rules, as either "foreign source" or "US source." Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a US Holder should be treated as US source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code.  However, the amount of a distribution that is treated as a "dividend" may be lower for US federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a US Holder.  In addition, this limitation is calculated separately with respect to specific categories of income.  The foreign tax credit rules are complex, and each US Holder should consult its own tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under US federal income tax law, certain categories of US Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation.  For example, US return disclosure obligations (and related penalties) are imposed on individuals who are US Holders that hold certain specified foreign financial assets in excess of certain thresholds.  The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-US person, any financial instrument or contract held for investment that has an issuer or counterparty other than a US person and any interest in a foreign entity.  US Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions.  Penalties for failure to file certain of these information returns are substantial.  US Holders should consult with their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the US, or by a US payor or US middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, our common shares will generally be subject to information reporting and backup withholding tax, at the rate of 24%, if a US Holder (a) fails to furnish such US Holder's correct US taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect US taxpayer identification number, (c) is notified by the IRS that such US Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such US Holder has furnished its correct US taxpayer identification number and that the IRS has not notified such US Holder that it is subject to backup withholding tax.  However, certain exempt persons generally are excluded from these information reporting and backup withholding rules.  Backup withholding is not an additional tax.  Any amounts withheld under the US backup withholding tax rules will be allowed as a credit against a US Holder's US federal income tax liability, if any, or will be refunded, if such US Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a US Holder.  A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement.  Each US Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE FOREGOING DISCUSSION DOES NOT COVER ALL US TAX MATTERS THAT MAY BE IMPORTANT TO US HOLDERS.  PROSPECTIVE US HOLDERS ARE STRONGLY ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, NON-US AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCE.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (the "Tax Act") generally applicable to a holder, or "Holder", who acquires as beneficial owner common shares pursuant to the offering and who, for the purposes of the Tax Act and at all relevant times deals at arm's length with us and the underwriters, is not affiliated with us or the underwriters, is not exempt from tax under Part I of the Tax Act, and who acquires and holds the common shares as capital property.  Generally, a common share will be considered to be capital property to a Holder thereof provided that the Holder does not use the common share in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired or been deemed to have acquired the common share in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is generally applicable to a Holder, or a "Non-Resident Holder", who, at all relevant times, for purposes of the Tax Act:  (i) is not, and is not deemed to be, resident in Canada for the purposes of the Tax Act or any applicable income tax treaty or convention; and (ii) does not and will not use or hold, and is not and will not be deemed to hold, the common shares in connection with carrying on a business in Canada.  This summary does not apply to a Holder that has or will enter into a "synthetic disposition arrangement" or "derivative forward agreement" (as such terms are defined in the Tax Act).  This summary is also not applicable to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere.  Such Holders should consult their own tax advisors with respect to an investment in the common shares.

This summary is based upon the current provisions of the Tax Act and the Treaty (as defined above) in force as of the date hereof and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency, or the "CRA", published in writing by the CRA prior to the date hereof.  This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, or the "Tax Proposals", and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all.

Other than the Tax Proposals, this summary does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental, administrative or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.  This summary also does not take into account any change in the administrative policies or assessing practices of the CRA.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder.  Holders should consult their own tax advisors with respect to their particular circumstances.

Currency

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of common shares (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian Dollars.  Amounts denominated in any other currency must be converted into Canadian Dollars generally based on the exchange rate quoted by the Bank of Canada for the applicable day or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).

Acquisition of Common Shares

When common shares are acquired by a Non-Resident Holder who already owns common shares, the cost of the newly acquired common shares will be averaged with the adjusted cost base of all common shares owned by the Non-Resident Holder as capital property before that time for the purpose of determining the Non-Resident Holder's adjusted cost base of all common shares held by such person.

Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by us are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty.  For example, under the Treaty, the rate of withholding tax on dividends paid or credited to a Non-Resident Holder beneficially owning the dividends that is a resident of the United States for purposes of the Treaty, and entitled to the benefits of the Treaty, is generally limited to 15% of the gross amount of the dividend (or 5%, in the case of a Non-Resident Holder that is a resident of the United States for purposes of the Treaty, entitled to the benefits of the Treaty, and that is a company beneficially owning at least 10% of our voting shares).  Non-Resident Holders are urged to consult their own tax advisors to determine any entitlement to relief under an applicable income tax treaty.

Disposition of Common Shares

Upon a disposition (or a deemed disposition) of a common share (other than a disposition of common shares to us unless purchased by us in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a Non-Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of such share, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such share to the Non-Resident Holder.

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a common share, unless the common share constitutes "taxable Canadian property" to the Non-Resident Holder thereof for purposes of the Tax Act, and the Non-Resident Holder is not entitled to relief under the terms of an applicable tax treaty.  In addition, capital losses arising on the disposition or deemed disposition of a common share will not be recognized under the Tax Act unless the common share constitutes "taxable Canadian property" to the Non-Resident Holder thereof for purposes of the Tax Act.

Provided the common shares are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the Nasdaq and TSX), at the time of disposition, the common shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition, the following two conditions are met concurrently:  (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm's length, and (c) partnerships in which the Non-Resident Holder or a person with whom the Non-Resident Holder did not deal at arm's length held a membership interest, directly or indirectly through one or more partnerships, owned 25% or more of our issued shares of any class or series of shares; and (ii) more than 50% of the fair market value of our common shares was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) "Canadian resource properties" (as defined in the Tax Act), (c) "timber resource properties" (as defined in the Tax Act) and (d) an option, an interest or right in any of the foregoing property, whether or not such property exists.  Notwithstanding the foregoing, a common share may in certain circumstances otherwise be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act.

Non-Resident Holders whose common shares may be taxable Canadian property should consult their own tax advisors.

LEGAL MATTERS

Certain legal matters relating to the issue of the common shares offered hereby will be passed upon by Baker & McKenzie LLP on behalf of us and by Blake, Cassels & Graydon LLP on behalf of the underwriters.  Goodwin Procter LLP, New York, New York is acting as US counsel to us and Morgan, Lewis & Bockius LLP is acting as US counsel for the underwriters in the offering.  As of the date hereof, the "designated professionals" (as such term is defined in Form 51-102F2 - Annual Information Form) of each of Baker & McKenzie LLP, Goodwin Procter LLP, Blake, Cassels & Graydon LLP and Morgan, Lewis & Bockius LLP, respectively, beneficially own, directly or indirectly, less than 1% of our common shares or the securities of our associates or affiliates.

EXPERTS

The consolidated financial statements of Trillium Therapeutics Inc. included in our Annual Report on Form 40-F for the year ended December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm as set forth in their report thereon, included therein, and incorporated herein by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the BCBCA.  Some of our officers and directors named in this prospectus supplement are Canadian residents, and many of our assets or the assets of our officers and directors are located outside the United States.  We have appointed an agent for service of process in the United States, but it may be difficult for holders of common shares who reside in the United States to effect service within the United States upon those directors and officers who are not residents of the United States.  It may also be difficult for holders of common shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors under the United States federal securities laws.  We have been advised by our Canadian counsel, Baker & McKenzie LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes and if certain other conditions are met.  We have also been advised by Baker & McKenzie LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file documents with securities commissions or similar authorities in the provinces of British Columbia, Alberta, Manitoba, Ontario and Nova Scotia in Canada.  In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC.  As a foreign private issuer, certain of these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States.  In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.  We are also not required to publish financial statements as promptly as U.S. companies.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through the Internet on the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Certain of our filings are also electronically available on EDGAR, and may be accessed at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain information that we file with them, which means that we can disclose important information to you by referring you to those documents.  Information that is incorporated by reference is an important part of this prospectus supplement.  We incorporate by reference the documents listed below, which were filed with the SEC:

(a) Our Annual Report on Form 40-F for the fiscal year ended December 31, 2019, filed with the SEC on March 10, 2020, containing our (i) Annual Information Form dated March 5, 2020; (ii) audited annual consolidated financial statements as of December 31, 2019 and 2018 and for each of the years in the two-year period ended December 31, 2019, including the notes thereto and the auditor's report thereon; and (iii) Management's Discussion and Analysis for the years ended December 31, 2019 and 2018; and

(b) Our Reports on Form 6-K filed with the SEC on January 7, 2020, January 16, 2020, January 22, 2020, January 23, 2020, January 29, 2020, February 7, 2020, April 8, 2020, April 23, 2020, May 15, 2020, May 26, 2020, July 30, 2020, August 12, 2020, September 8, 2020 and September 9, 2020.

We also incorporate by reference each of the following documents we file with the SEC after the date of this prospectus supplement and until this offering is terminated:  (i) all annual reports on Form 40-F, Form 20-F or Form 10-K; (ii) all quarterly reports on Form 10-Q; (iii) all current reports on Form 8-K; and (iv) those portions of any reports on Form 6-K that we indicate in such reports are to be deemed incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document (or part thereof) incorporated by reference, or deemed to be incorporated by reference, in this prospectus supplement shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in the prospectus supplement or in any subsequently filed document (or part thereof) that also is, or is deemed to be, incorporated by reference in this prospectus supplement modifies or replaces such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes.

You may obtain a copy of any of any filings that are incorporated by reference into this prospectus, at no cost, by writing to or telephoning us at the following address:

Trillium Therapeutics Inc.
2488 Dunwin Drive
Mississauga, Ontario L5L 1J9
Canada
(416) 595-0627
Attention:  Corporate Secretary

US$250,000,000

Common Shares

First Preferred Shares

Subscription Receipts

Warrants

Units

We may from time to time offer and sell our common shares, first preferred shares, subscription receipts, warrants and units (collectively, the "Securities") having an aggregate offering amount of up to US$250,000,000. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements. These Securities may be offered and sold in the United States and elsewhere where permitted by law. We will provide the specific terms of these Securities in supplements to this prospectus that will be delivered to purchasers together with this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the Securities.

Investment in the Securities involves certain risks that should be considered by a prospective purchaser. See "Risk Factors" on page 13 of this prospectus along with the risk factors described in the applicable prospectus supplement pertaining to the Securities and the other information contained in and incorporated by reference in this prospectus and in the applicable prospectus supplement before purchasing the Securities offered hereby. See "Where You Can Find More Information".

We may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See "Plan of Distribution". The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices.

Our common shares are listed on the Toronto Stock Exchange (the "TSX") and on the Nasdaq Capital Market (the "Nasdaq") under the symbol "TRIL". On April 22, 2020, the last trading day before the date of this prospectus, the closing price of the common shares on the TSX was C$7.05 per common share, and the closing price of the common shares on the Nasdaq was US$4.97 per common share.

Unless otherwise specified in the applicable prospectus supplement, the first preferred shares, subscription receipts, warrants and units will not be listed on any securities or stock exchange. There is no market through which the first preferred shares, subscription receipts, warrant and units may be sold and purchasers may not be able to resell such securities purchased under this prospectus and the applicable prospectus supplement. This may affect the pricing of the first preferred shares, subscription receipts, warrants and units in the secondary market, the transparency and availability of trading prices, the liquidity of the first preferred shares, subscription receipts, warrants and units and the extent of our regulation.

Our head office is located at 2488 Dunwin Drive, Mississauga, Ontario, Canada, L5L 1J9. Our registered office is located at Suite 1750-1055 W. Georgia Street, P.O. Box 11125, Vancouver, British Columbia, V6E 3P3.

Neither the United States Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is May 4, 2020.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to "Trillium", the "Company", "we", "us" and "our" mean Trillium Therapeutics Inc. and its consolidated subsidiaries.

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to "dollars", "$" or "US$" are to United States dollars and all references to "C$" are to Canadian dollars.

Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus or included in any prospectus supplement is prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or "IFRS". Thus, it may not be comparable to financial information of United States companies.

This prospectus is part of a Registration Statement on Form F-3 relating to the Securities that has been filed with the SEC. Under the Registration Statement, we may, from time to time, sell any combination of the Securities described in this prospectus in one or more offerings up to an aggregate offering amount of US$250,000,000. This prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering of Securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in the Securities, you should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information". This prospectus does not contain all of the information set forth in the Registration Statement we have filed with the SEC of which this prospectus forms a part, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement of which this prospectus forms a part and the exhibits to the Registration Statement for further information with respect to us and the Securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance with the Exchange Act, we also file reports with and furnish other information to the SEC. Under the multijurisdictional disclosure system adopted by Canada and the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canada, which differ from those in the United States. You may obtain any document we file with or furnish to the SEC at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 or contact them at www.sec.gov for further information on the public reference room. Our filings are also electronically available from the SEC's Electronic Document Gathering, Analysis, and Retrieval system ("EDGAR"), which can be accessed at www.sec.gov, as well as from commercial document retrieval services.

Additionally, we file documents with securities commissions or similar authorities in the provinces of British Columbia, Alberta, Manitoba, Ontario, Nova Scotia in Canada. These documents are available through the internet on the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR"), which can be accessed at www.sedar.com.

The SEC allows us to incorporate by reference certain information that we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, which were filed with the SEC:

(a)

Our Annual Report on Form 40-F for the fiscal year ended December 31, 2019, filed with the SEC on March 10, 2020, containing our (i) Annual Information Form dated March 5, 2020  (our "AIF"); (ii) audited annual consolidated financial statements as of December 31, 2019 and 2018 and for each of the years in the two-year period ended December 31, 2019, including the notes thereto and the auditor's report thereon; and (iii) Management's Discussion and Analysis for the year ended December 31, 2019 and 2018 (our "MD&A"); and

(b)	Our Reports on Form 6-K filed with the SEC on January 7, 2020, January 16, 2020, January 22, 2020, January 23, 2020, January 29, 2020, February 7, 2020, April 8, 2020 and April 23, 2020.

We also incorporate by reference each of the following documents we file with the SEC after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold: (i) all annual reports on Form 40-F, Form 20-F or Form 10-K; (ii) all quarterly reports on Form 10-Q; (iii) all current reports on Form 8-K; and (iv) those portions of any reports on Form 6-K that we indicate in such reports are to be deemed incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document (or part thereof) incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in the prospectus or in any subsequently filed document (or part thereof) that also is, or is deemed to be, incorporated by reference in this prospectus modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes.

You may obtain a copy of any of any filings that are incorporated by reference into this prospectus, at no cost, by writing to or telephoning us at the following address:

Trillium Therapeutics Inc.

2488 Dunwin Drive

Mississauga, Ontario L5L 1J9

Canada

(416) 595-0627

Attention: Corporate Secretary

All shelf information permitted under applicable law to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. A prospectus supplement or prospectus supplements containing the specific terms for an issue of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement but only for the purposes of the Securities issued thereunder.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain certain forward-looking statements or information (collectively, "forward-looking statements") within the meaning of applicable securities legislation. In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to "Cautionary Statement Regarding Forward-Looking Statements" in our AIF and MD&A as well as to similar sections of any documents incorporated by reference in this prospectus that are filed after the date hereof.

All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate", "believe", "expect", "estimate", "may", "will", "could", "leading", "intend", "contemplate", "shall" and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements in this prospectus and documents incorporated herein by reference include, but are not limited to, statements with respect to:

• our expected future loss and accumulated deficit levels;

• our projected financial position and estimated cash burn rate;

• our requirements for, and the ability to obtain, future funding on favorable terms or at all;

• our projections for the SIRPαFc development plans and progress of each of our products and technologies, particularly with respect to the timely and successful completion of studies and trials and availability of results from such studies and trials;

• our plans to focus development of TTI-621 on patients with hematological malignancies, such as peripheral T-cell lymphoma, cutaneous T-cell lymphoma, and acute myeloid leukemia, based on our early clinical results;

• our expectations about our products' safety and efficacy;

• our expectations regarding our ability to arrange for and scale up the manufacturing of our products and technologies;

• our expectations regarding the progress, and the successful and timely completion, of the various stages of the regulatory approval process;

• our expectations about the timing of achieving milestones and the cost of our development programs;

• our observations and expectations regarding the relative low binding of SIRPαFc to red blood cells, compared to anti-CD47 monoclonal antibodies and proprietary CD47-blocking agents and the potential benefits to patients;

• our ability to intensify the dose of TTI-621 with the goal of achieving increased blockade of CD47;

• our expectation that we will achieve levels of TTI-622 in patients sufficient to obtain sustained CD47 blockade;

• our expectation that TTI-622 is likely to be more effective in combination with agents that provide additional "eat" signals to macrophages or other forms of immune activation;

• our plans to market, sell and distribute our products and technologies;

• our expectations regarding the acceptance of our products and technologies by the market;

• our ability to retain and access appropriate staff, management and expert advisers;

• our ability to secure strategic partnerships with larger pharmaceutical and biotechnology companies;

• our expectations with respect to existing and future corporate alliances and licensing transactions with third parties, and the receipt and timing of any payments to be made by us or to us in respect of such arrangements; and

• our strategy with respect to the protection of our intellectual property.

All forward-looking statements reflect our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but rather on management's expectations regarding future activities, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities.

By its nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur. In evaluating forward-looking statements, readers should specifically consider various factors, including the risks outlined under the heading "Risk Factors" in this prospectus and in our AIF and MD&A incorporated by reference herein. Some of these risks and assumptions include, among others:

• substantial fluctuation of losses from quarter to quarter and year to year due to numerous external risk factors, and anticipation that we will continue to incur significant losses in the future;

• uncertainty as to our ability to raise additional funding to support operations;

• uncertainty as to the duration and impact of the current COVID-19 pandemic;

• our ability to generate product revenue to maintain our operations without additional funding;

• the risks associated with the development of our product candidates which are at early stages of development;

• positive results from preclinical and early clinical research are not necessarily predictive of the results of later-stage clinical trials;

• reliance on third parties to plan, conduct and monitor our preclinical studies and clinical trials;

• our product candidates may fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or may not otherwise produce positive results;

• risks related to filing Investigational New Drug applications, to commence clinical trials and to continue clinical trials if approved;

• the risks of delays and inability to complete clinical trials due to difficulties enrolling patients;

• the risk that we may not achieve our publicly announced milestones according to schedule, or at all;

• the risk of being required to repurchase the outstanding warrants in the event of a "Fundamental Transaction", and possibility of price protection reset of the exercise price of the warrants at prices below the exercise price;

• competition from other biotechnology and pharmaceutical companies;

• our reliance on the capabilities and experience of our key executives and scientists and the resulting loss of any of these individuals;

• our ability to fully realize the benefits of acquisitions;

• our ability to adequately protect our intellectual property and trade secrets;

• our ability to source and maintain licenses from third-party owners;

• the risk of patent-related litigation;

• the risk of loss of our status as a foreign private issuer ; and

• our expectations regarding our status as a passive foreign investment company,

Although the forward-looking statements contained in this prospectus are based upon what our management believes to be reasonable assumptions, we cannot assure readers that actual results will be consistent with these forward-looking statements.

Any forward-looking statements represent our estimates only as of the date of this prospectus and should not be relied upon as representing our estimates as of any subsequent date. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as may be required by securities legislation.

You should read carefully the risk factors described in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

TRILLIUM THERAPEUTICS INC.

We are a clinical stage immuno-oncology company developing innovative therapies for the treatment of cancer. Our most advanced program, TTI-621, is a SIRPαFc fusion protein that consists of the extracellular CD47-binding domain of human signal regulatory protein alpha ("SIRPα"), linked to the Fc region of a human immunoglobulin G1, or IgG1. It is designed to act as a soluble decoy receptor, preventing CD47 from delivering its inhibitory ("do not eat") signal. Neutralization of the inhibitory CD47 signal enables the activation of macrophage anti-tumor effects by pro-phagocytic ("eat") signals. The IgG1 Fc region of TTI-621 may also assist in the activation of macrophages by engaging Fc receptors. TTI-621 has shown single agent activity by both local and/or systemic delivery in multiple B- and T-cell lymphoma indications and has been well tolerated in over 200 patients to date.

We are also developing a second SIRPαFc fusion protein, TTI-622, which is in a phase 1 clinical trial. TTI-622 consists of the extracellular CD47-binding domain of human SIRPα linked to a human immunoglobulin G4, or IgG4 Fc region, which has a decreased ability to engage Fc receptors than an IgG1 Fc. Both SIRPαFc fusion proteins enable CD47 blockade with different levels of Fc receptor engagement on macrophages and thus may find unique applications.

We were incorporated under the Business Corporations Act (Alberta) on March 31, 2004 as Neurogenesis Biotech Corp. On October 19, 2004, we amended our articles of incorporation to change our name to Stem Cell Therapeutics Corp. ("SCT"), and on November 7, 2013 SCT was continued under the Business Corporations Act (Ontario). Articles of amalgamation were filed on June 1, 2014 to amalgamate SCT with its wholly-owned subsidiary, Trillium Therapeutics Inc., and the amalgamated entity continued to operate under the name Trillium Therapeutics Inc. On December 18, 2019, we were continued under the laws of the Province of British Columbia. We are now governed under the Business Corporations Act (British Columba) (the "BCBCA"). Additionally, on December 18, 2019, we adopted new articles which are substantially similar to our previous by-laws but for changes that were required to made in accordance with the BCBCA.

We are a company domiciled in Ontario, Canada.  Our head office is located at 2488 Dunwin Drive, Mississauga, Ontario, Canada, L5L 1J9. Our registered office is located at Suite 1750-1055 W. Georgia Street, P.O. Box 11125, Vancouver, British Columbia, V6E 3P3.  We have one wholly-owned subsidiary, Trillium Therapeutics USA Inc., which was incorporated March 26, 2015 in the State of Delaware, with an office in Cambridge, Massachusetts. Our website address is www.trilliumtherapeutics.com.  Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our common shares are listed on the TSX and the Nasdaq under the symbol "TRIL".

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement relating to an offering of Securities, we will use the net proceeds we receive from the sale of the Securities for (i) ongoing research and development activities; (ii) working capital and general corporate purposes; and (iii) investment in other development programs. Specific information about the use of net proceeds will be described in the applicable prospectus supplement relating to an offering of Securities.  We may invest funds that we do not immediately require in short-term marketable securities.

PRICE RANGE

Our common shares are traded on the TSX and the Nasdaq under the symbol "TRIL". The following table sets forth, for the periods indicated, (i) the reported high and low prices (in US dollars) for each month on the Nasdaq and (ii) the reported high and low prices (in Canadian dollars) for each month on the TSX.

Calendar Period	TSX (Cdn$)		NASDAQ (US$)
	High	Low	High	Low
January 2019	2.76	2.10	2.13	1.57
February 2019	2.25	0.92	1.81	0.68
March 2019	1.16	0.74	0.89	0.55
April 2019	0.96	0.71	0.72	0.52
May 2019	0.90	0.48	0.68	0.35
June 2019	0.55	0.40	0.42	0.30
July 2019	0.50	0.40	0.39	0.30
August 2019	0.47	0.32	0.35	0.24
September 2019	0.55	0.38	0.43	0.28
October 2019	0.44	0.32	0.34	0.24
November 2019	0.48	0.30	0.35	0.25
December 2019	1.39	0.36	1.17	0.29
January 2020	6.35	1.37	4.86	1.05
February 2020	8.00	3.97	5.98	2.98
March 2020	10.69	3.65	7.97	2.50
April 2020 (through April 22, 2020)	7.21	4.91	5.09	3.49

DESCRIPTION OF SHARE CAPITAL

Authorized Capital

Our authorized share capital consists of an unlimited number of common shares, Class B shares and first preferred shares, in each case without nominal or par value.  As of April 22, 2020, 83,186,508 common shares were issued and outstanding, no Class B shares were issued, no Series I Non-Voting Convertible First Preferred Shares (the "Series I First Preferred Shares") were outstanding and 8,000,000 Series II Non-Voting Convertible First Preferred Shares (the "Series II First Preferred Shares") were issued and outstanding.

The following sets forth the terms and provisions of our existing capital. The particular terms and provisions of the common shares and/or first preferred shares offered by a prospectus supplement and the extent to which these general terms and provisions apply will be described in such prospectus supplement.

Common Shares

The holders of common shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote per share held at each such meeting, and they are entitled to receive dividends as determined and declared by our Board of Directors.

Subject to the rights of the holders of any other class of our shares entitled to receive dividends in priority to or concurrently with the holders of the common shares, our board of directors may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Company.

In the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares entitled to receive our assets upon such a distribution in priority to or concurrently with the holders of the common shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the common shares at the time outstanding without preference or distinction.

Class B Shares

The holders of the Class B shares are entitled to receive notice of and to attend any meeting of our shareholders but shall not be entitled to vote any of their Class B shares at any such meeting. Each issued and fully paid Class B share may at any time be converted, at the option of the holder, into one common share.

First Preferred Shares

The first preferred shares may at any time and from time to time be issued in one or more series and our board of directors may before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of first preferred shares.

The first preferred shares shall be entitled to priority over the common shares and Class B shares and all other shares ranking junior to the first preferred shares with respect to the payment of dividends and the distribution of our assets in the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up our affairs.

The first preferred shares of each series rank on a parity with the first preferred shares of every other series with respect to priority in the payment of dividends and in the distribution of our assets in the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up our affairs.

Series I First Preferred Shares

The holders of Series I Non-Voting Convertible First Preferred Shares, or the "Series I First Preferred Shares", are not entitled to vote at any meeting of our shareholders (except in limited circumstances provided for in the BCBCA).

The holders of Series I First Preferred Shares are entitled to receive dividends as determined and declared at the discretion of our board of directors on a parity basis with the holders of shares of the other series of First Preferred Shares and, at the discretion of our board of directors, either in priority to, or equally on a share-for-share basis with, holders of our Common Shares or Class B Shares. If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends, with respect to shares of a series of our First Preferred Shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all accumulated cumulative dividends, whether or not declared, and all declared non- cumulative dividends.

Each issued and fully paid Series I First Preferred Share may at any time be converted, at the option of the holder, into one thirtieth (1/30th) of a common share, subject to adjustment.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, or in the event of a reduction or redemption of our capital stock, the holders of Series I First Preferred Shares are entitled to receive an amount per share equal to that amount of money that we received as consideration for such Series I First Preferred Shares or, in the event that Series I First Preferred Shares were not issued for money, then the amount equal to the fair value of any property we received as consideration for the issuance of such Series I First Preferred Shares divided by the number of Series I First Preferred Shares issued, the whole before any amount shall be paid by us or any of our assets shall be distributed to holders of our common shares and Class B Shares. After such payment, the holders of Series I First Preferred Shares are not entitled to share in any further distribution of our property or assets. If any amount payable on return of capital in the event of our liquidation, dissolution or winding-up in respect of shares of a series of our First Preferred Shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all amounts payable on return of capital in the event of our liquidation, dissolution or winding-up.

If a Fundamental Transaction (as defined below) occurs while any of the Series I First Preferred Shares are outstanding, then a holder of Series I First Preferred Shares shall have the right to receive (in exchange for such shares) in the event that our common shares are exchanged for other securities, cash or property in the Fundamental Transaction, the same kind and amount of securities, cash and property as it would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such Fundamental Transaction, the holder of our common shares. If the holders of our common shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of our Series I First Preferred Shares shall be given the same choice as to the alternate consideration it receives upon any conversion of Series I First Preferred Shares following such Fundamental Transaction.

In the event of a "takeover bid" that is a "formal bid" (as such terms are defined in the securities laws in the Province of Ontario) for our common shares, the offeror of such bid shall make an offer to acquire the same percentage of our outstanding Series I First Preferred Shares as the percentage of our common shares for which the formal bid is being made, and such offer shall be on the same terms and for the same amount and kind of per share consideration, as adjusted, that is offered to the holders of our common stock under the formal bid. To the extent necessary to effectuate these provisions, to the extent the surviving corporation following a fundamental transaction is not our company, any successor or surviving entity in the fundamental transaction shall include in its organizational documents shares having the same terms and conditions as our Series I First Preferred Shares and shall issue to the holders of our Series I First Preferred Shares new preferred shares consistent with the foregoing provisions.

"Fundamental Transaction" means (A) we effect any amalgamation, merger, business combination or other transaction with another person, other than a wholly-owned subsidiary, or an arrangement pursuant to the Business Corporations Act (Ontario) or another transaction pursuant to which a person, or group of person acting jointly or in concert, acquires all of our issued and outstanding common shares, (B) we effect any sale, lease or other disposition of all or substantially all of our assets, or (C) we effect any reclassification of our common shares or any compulsory share exchange pursuant (other than as a result of certain dividends or subdivisions) to which our common shares are effectively converted into or exchanged for other securities, cash or property, or any similar transaction or series of transactions involving us or our subsidiaries, directly or indirectly.

Series II First Preferred Shares

The holders of Series II First Preferred Shares are not entitled to vote at any meeting of our shareholders (except in limited circumstances provided for in the BCBCA).

The holders of Series II First Preferred Shares are entitled to receive dividends as determined and declared at the discretion of our board of directors on a parity basis with the holders of shares of the other series of first preferred shares and, at the discretion of our board of directors, either in priority to, or equally on a share-for-share basis with, holders of our common shares or Class B shares. If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends, with respect to shares of a series of our first preferred shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends.

Each issued and fully paid Series II First Preferred Share may at any time be converted, at the option of the holder, into one common share, subject to adjustment. Notwithstanding the foregoing, holders of Series II First Preferred Shares will be prohibited from converting Series II First Preferred Shares into common shares if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (which the holder may elect to increase or decrease by written notice to us to any other percentage specified in such notice, provided that any increase (but not decrease) will not be effective until the 61st day after such notice) of the total number of our common shares then issued and outstanding, unless the holder gives us at least 61 days prior notice of an intent to convert into common shares that would cause the holder to own more than 4.99% of the total number of our common shares then issued and outstanding.

In addition, we will not be required to deliver to a holder any common shares upon a conversion of our Series II First Preferred Shares into common shares if our common shares are then listed and posted for trading on the TSX, or if applicable, such other stock exchange on which the common shares are principally traded, and to the extent that the conversion would result in the holder, together with any person acting jointly or in concert with the holder within the meaning of the Securities Act (Ontario), beneficially owning or exercising control or direction over common shares representing more than:

1.   9.99% of our outstanding common shares unless the holder (or, where the holder is not an individual, any director, officer or insider of the holder) has first provided:

(a)   the stock exchange with a personal information form pursuant to the rules of that stock exchange and the form has been approved by the stock exchange; and

(b)  a copy of the approval of the personal information form by the stock exchange to us; and

2.   19.99% of our outstanding common shares, unless we have received approval from the stock exchange and the holders of our common shares of the issuance of common shares at a meeting of holders of common shares which we will call, at our expense, in accordance with the applicable policies of the stock exchange.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, or in the event of a reduction or redemption of our capital stock, the holders of Series II First Preferred Shares are entitled to receive an amount per share equal to that amount of money that we received as consideration for such Series II First Preferred Shares or, in the event that Series II First Preferred Shares were not issued for money, then the amount equal to the fair value of any property we received as consideration for the issuance of such Series II First Preferred Shares divided by the number of Series II First Preferred Shares issued, the whole before any amount shall be paid by us or any of our assets shall be distributed to holders of our common shares and Class B shares. After such payment, the holders of Series II First Preferred Shares are not entitled to share in any further distribution of our property or assets. If any amount payable on return of capital in the event of our liquidation, dissolution or winding-up in respect of shares of a series of our first preferred shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all amounts payable on return of capital in the event of our liquidation, dissolution or winding-up.

If a Fundamental Transaction occurs while any of the Series II First Preferred Shares are outstanding, then a holder of Series II First Preferred Shares shall have the right to receive (in exchange for such shares) in the event that our common shares are exchanged for other securities, cash or property in the Fundamental Transaction, the same kind and amount of securities, cash and property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if such holder had been, immediately prior to such Fundamental Transaction, the holder of our common shares. If the holders of our common shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of our Series II First Preferred Shares shall be given the same choice as to the alternate consideration it receives upon any conversion of Series II First Preferred Shares following such Fundamental Transaction.

In the event of a "takeover bid" that is a "formal bid" (as such terms are defined under applicable securities laws in the Province of Ontario) for our common shares, the offeror of such bid shall make an offer to acquire the same percentage of our outstanding Series II First Preferred Shares as the percentage of our common shares for which the formal bid is being made, and such offer shall be on the same terms and for the same amount and kind of per share consideration, as adjusted, that is offered to the holders of our common stock under the formal bid.

To the extent necessary to effectuate these provisions, to the extent the surviving corporation following a Fundamental Transaction is not our company, any successor or surviving entity in the Fundamental Transaction shall include in its organizational documents shares having the same terms and conditions as our Series II First Preferred Shares and shall issue to the holders of our Series II First Preferred Shares new preferred shares consistent with the foregoing provisions.

Transfer Agent and Registrar

Our registrar and transfer agent is Computershare Trust Company of Canada, located at 100 University Avenue, Toronto, Ontario, M5J 2Y1.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription receipts may be offered separately or together with common shares, first preferred shares or warrants. The subscription receipts will be issued under one or more subscription receipt agreements that will be entered into by Trillium and an escrow agent at the time of issuance of the subscription receipts.

A subscription receipt will entitle the holder thereof to receive a common share, first preferred share or warrant of Trillium, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by Trillium or one or more of its subsidiaries. The subscription proceeds from an offering of subscription receipts will be held in escrow by an escrow agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of subscription receipts will receive common shares, first preferred shares or warrants of Trillium upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their subscription receipts together with any interest or other income earned thereon, as determined by the terms of the applicable escrow.

Holders of subscription receipts are not shareholders of Trillium. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such subscription receipts. This description will include, where applicable: (i) the number of subscription receipts offered; (ii) the price at which the subscription receipts will be offered; (iii) the terms, conditions and procedures pursuant to which the holders of subscription receipts will become entitled to receive common shares, first preferred shares or warrants; (iv) the number of common shares, first preferred shares or warrants that may be obtained upon exercise of each subscription receipt; (v) the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each such security; (vi) the terms relating to the holding and release of the gross proceeds from the sale of the subscription receipts plus any interest and income earned thereon; (vii) the material income tax consequences of owning, holding and disposing of the subscription receipts; and (viii) any other material terms and conditions of the subscription receipts including, without limitation, transferability and adjustment terms and whether the subscription receipts will be listed on a stock exchange.

DESCRIPTION OF WARRANTS

Warrants will typically be offered with common shares and/or first preferred shares, with such securities often referred to collectively as a "unit", but may be offered with subscription receipts or separately and may be attached to or separate from other Securities.

Holders of warrants are not shareholders of Trillium. The particular terms and provisions of warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such warrants. This description will include, where applicable: (i) the title or designation of the warrants; (ii) the number of warrants offered; (iii) the number of common shares or first preferred shares of Trillium purchasable upon exercise of the warrants and the procedures for exercise; (iv) the exercise price of the warrants; (v) the dates or periods during which the warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the warrants will be offered, if any, and the number of warrants that will be offered with each such security; (vii) the material income tax consequences of owning, holding and disposing of the warrants; and (viii) any other material terms and conditions of the warrants including, without limitation, transferability and adjustment terms and whether the warrants will be listed on a stock exchange.

We reserve the right to set forth in a prospectus supplement specific terms of the warrants that are not within the parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such warrants.

DESCRIPTION OF UNITS

Trillium may issue units comprised of one or more of the other Securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each Security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included Security. The unit agreement under which a unit is issued may provide that the Securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable: (i) the designation and terms of the units and of the Securities comprising the units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the Securities comprising the units; (iii) whether the units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such units.

RISK FACTORS

Trillium's business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from Trillium's Annual Report on Form 40-F for the fiscal year ended December 31, 2019, and from time to time in Trillium's other filings with the SEC, including any applicable prospectus supplement.  Trillium encourages you to read these risk factors in their entirety before purchasing the Securities offered hereby. If any event arising from these risks occurs, or if any event arising from other risks and uncertainties not presently known to Trillium or that Trillium currently deems immaterial occurs, our business, prospects, financial condition, results of operations or cash flows could be materially adversely affected. This could cause the trading price of Trillium's common shares to decline, perhaps significantly, and investors may lose part or all of their investment.

In addition to the foregoing, our business relies, to a certain extent, on free movement of goods, services and capital from around the world, which has been significantly restricted as a result of COVID-19. We have implemented a response designed to maintain our operations despite the outbreak of the virus. However, we may experience direct or indirect impacts from the pandemic, including delays in the enrollment of new patients in our TTI-621 and TTI-622 clinical studies. We may also have some risk that our contracting counterparties could fail to meet their obligations due to restrictions on the movement of goods that may be required for the manufacturing of the our clinical drugs. Given the ongoing and dynamic nature of the circumstances surrounding COVID-19, it is difficult to predict how significant the impact of COVID-19, including any responses to it, will be on the global economy and our business or for how long any disruptions are likely to continue. The extent of such impact will depend on future developments, which are highly uncertain, rapidly evolving and difficult to predict, including new information which may emerge concerning the severity of COVID-19 and additional actions which may be taken to contain COVID-19. Such developments could have an adverse effect on our business, financial condition, results of operations and cash flow.

In addition, risks relating to a particular offering of Securities will be set out in the prospectus supplement relating to such offering.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).

The applicable prospectus supplement will also describe certain Canadian federal income tax consequences to an investor of acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payment of dividends or distributions, if any, on the Securities will be subject to Canadian non-resident withholding tax.

PLAN OF DISTRIBUTION

We may offer and sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents. The Securities may be offered and sold in the United States and elsewhere where permitted by law.

The distribution of Securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale; or

•	at prices related to such prevailing market prices to be negotiated with purchasers.

If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution and which may include sales of our common shares in transactions that are deemed to be "at-the-market" distributions, including sales made directly on the TSX and the Nasdaq or other existing trading markets for our common shares, and as may be set forth in an accompanying prospectus supplement. If Securities are offered on a non-fixed price basis, the underwriters', dealers' or agents' compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid to us by the underwriters, dealers or agents.

Subject to any applicable securities legislation, and other than in relation to an "at-the-market" distribution, in connection with any offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the United States Securities Act of 1933, as amended (the "Securities Act").

The applicable prospectus supplement will also set forth the terms of the offering relating to particular Securities, including to the extent applicable, the initial offering price, our proceeds from the offering, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters with respect to the particular Securities sold to or through underwriters will be named in the prospectus supplement relating to such Securities.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any offering of first preferred shares, subscription receipts, warrants or units will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement, the first preferred shares, subscription receipts, warrants or units will not be listed on any securities exchange or on any automated dealer quotation system. This may affect the pricing of the first preferred shares, subscription receipts, warrants or units in the secondary market, the transparency and availability of trading prices, the liquidity of the first preferred shares, subscription receipts, warrants or units and the extent of issuer regulation. Certain broker-dealers may make a market in the first preferred shares, subscription receipts, warrants or units, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that any broker-dealer will make a market in the first preferred shares, subscription receipts, warrants or units of any series or as to the liquidity of the trading market, if any, for such securities.

LEGAL MATTERS

Unless otherwise indicated in any supplement to this prospectus, certain legal matters with respect to United States and New York law will be passed upon for us by Goodwin Procter LLP, New York, New York. Unless otherwise indicated in any supplement to this prospectus, certain legal matters with respect to Canadian law, including in connection with the validity of the offered securities, will be passed upon for us by Baker & McKenzie LLP, Toronto, Ontario.  Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Trillium Therapeutics Inc. included in our Annual Report on Form 40-F for the year ended December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm as set forth in their report, thereon, included therein, and incorporated herein by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the BCBCA. Some of our officers and directors are Canadian residents, and many of our assets or the assets of our officers and directors are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors under the United States federal securities laws. We have been advised by our Canadian counsel, Baker & McKenzie LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes and if certain other conditions are met. We have also been advised by Baker & McKenzie LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

EXPENSES

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the Securities registered under this Registration Statement:

SEC registration fee	US$	32,450
Printing expenses		*
Legal fees and expenses		*
Accountants' fees and expenses		*
Miscellaneous		*

Total	US$	*

*    Information regarding the issuance and distribution of the Securities is not currently known, and will be provided in an applicable prospectus supplement.

 8,500,000
Common Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Cowen Evercore ISI

, 2020